Exhibit 99.1

ABM INDUSTRIES ANNOUNCES RESULTS FOR

FIRST QUARTER FISCAL 2016

Revenue Increase of 6.2% to $1.27 Billion; Organic Growth of 3.7%

Adjusted Continuing EPS of $0.38; GAAP Continuing EPS of $0.24

Full Year Guidance Outlook Update, Reflecting Benefit from WOTC Adjustment

Declaration of 200th Consecutive Quarterly Dividend

New York, NY - March 8, 2016 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the first quarter of fiscal 2016, and updated guidance for fiscal 2016.

($ in millions, except per share amounts)	Three Months Ended January 31,		Increase/
(unaudited)	2016	2015	(Decrease)

Revenues	$1,268.4	$1,194.5	6.2%

Operating profit	$13.6	$16.8	(19.0)%

Income from continuing operations	$13.6	$14.3	(4.9)%
Income from continuing operations per diluted share	$0.24	$0.25	(4.0)%

Adjusted income from continuing operations	$21.6	$18.2	18.7%
Adjusted income from continuing operations per diluted share	$0.38	$0.32	18.8%

Net income	$14.0	$17.7	(20.9)%
Net income per diluted share	$0.24	$0.31	(22.6)%

Net cash used in operating activities of continuing operations	$(8.2)	$(26.7)	(69.3)%

Adjusted EBITDA	$43.7	$38.7	12.9%
Adjusted EBITDA margin	3.4%	3.2%	20	bps

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted income from continuing operations” and “Adjusted income from continuing operations per diluted share” (or “Adjusted continuing EPS”). Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

First Quarter Performance

For the first quarter of fiscal 2016, revenues of approximately $1.27 billion increased 6.2% compared to the first quarter of fiscal 2015. This growth was driven primarily by increased Work Order (tag) sales, and the Company's ABES (Technical Services) business. Organic revenue increased 3.7% compared to the year ago period.

Adjusted income from continuing operations for the first quarter of 2016 increased 18.7% to $21.6 million, or $0.38 per diluted share, driven by higher contribution of revenue and the benefit from the 2016 Work

Opportunity Tax Credit (WOTC), primarily offset by higher insurance-related expenses. This compares to $18.2 million, or $0.32 per diluted share for the first quarter of fiscal 2015. On a GAAP basis, income from continuing operations was $13.6 million, or $0.24 per diluted share, compared to income from continuing operations of $14.3 million, or $0.25 per diluted share last year.

Total net income for the first quarter of 2016 was $14.0 million, or $0.24 per diluted share, compared to net income of $17.7 million, or $0.31 per diluted share last year. Total net income for the first quarter of 2015 included income from discontinued operations of $3.4 million, or $0.06 per diluted share, related to the Company's previous Security segment, divested during the fourth quarter of fiscal 2015.

Adjusted EBITDA for the quarter increased 12.9% to $43.7 million compared to $38.7 million in the first quarter of fiscal 2015. Adjusted EBITDA margin for the quarter increased to 3.4% versus 3.2% last year.

Scott Salmirs, President and Chief Executive Officer of ABM Industries, commented, "We are pleased to begin the new fiscal year with good revenue momentum that continues to demonstrate our ability to manage our 2020 Vision transformation and to grow our business, simultaneously.”

Mr. Salmirs continued, "We have made substantial progress on our organizational design this quarter and have begun making the structural changes to the organization that will support our 2020 Vision transformation. In addition, we are on track to deliver 2020 Vision savings, as promised."

Operating Results

For the first quarter of fiscal 2016, revenues increased by $73.9 million compared to the first quarter of fiscal 2015. This increase in revenues was driven by organic growth stemming from tag sales, higher technical services revenues due to a strong backlog from the fourth quarter and continued sales execution, and the Company's Air Serv operations (Other). In addition, acquisitions provided $29.3 million of incremental revenues during the quarter, primarily related to the ABES business, which is reflected in our Building & Energy Solutions segment.

Operating profit for the quarter was $13.6 million compared to $16.8 million in the year ago period. Higher revenues from tag sales in the Company's Janitorial segment and contracts from the Company's ABES business partially offset the decline in operating profit for the first quarter of fiscal 2016. Operating profit was adversely impacted by higher insurance related expenses, and certain operational, segment-specific factors.

Liquidity & Capital Structure

The Company ended the quarter with total debt, including standby letters of credit, of $415.5 million. Total debt to proforma adjusted EBITDA was approximately 1.9x.

During the quarter, the Company repurchased approximately 0.4 million shares of common stock for $11.3 million. As of January 31, 2016, the Company had $177.3 million of remaining buyback availability under the $200.0 million share repurchase program.

In addition, the Company paid a quarterly cash dividend of $0.165 per common share for a total distribution of $9.2 million.

Declaration of Quarterly Cash Dividend

The Company also announced that the Board of Directors has declared a cash dividend of $0.165 per common share for the second quarter of fiscal 2016 payable on May 2, 2016 to shareholders of record on April 7, 2016. This will be the Company's 200th consecutive quarterly cash dividend.

Fiscal 2016 Guidance

Based on the retroactive reinstatement of the calendar 2015 Work Opportunity Tax Credit (WOTC), and the impact of the 2016 WOTC, the Company now expects adjusted income from continuing operations of $1.50 to $1.60 for fiscal year 2016. The guidance excludes any potential, additional benefits associated with other certain discrete tax items that would impact the Company's effective tax rate.

Conference Call Information

ABM will host its quarterly conference call for all interested parties on Wednesday, March 9, 2016 at 8:30 AM (ET).  The live conference call can be accessed via audio webcast at the ‘Investors' section of the Company's website, located at www.abm.com, or by dialing (877) 664-7395 approximately 15 minutes prior to the scheduled time.

A supplemental presentation will accompany the webcast on the Company's website.

A replay will be available approximately two hours after the recording through March 18, 2016 and can be accessed by dialing (855) 859-2056 and then entering ID #54539418.  An archive will also be available on the ABM website for 90 days.

About ABM

ABM (NYSE: ABM) is a leading provider of facility solutions with revenues of approximately $4.9 billion and over 100,000 employees in 300+ offices deployed throughout the United States and various international locations. ABM’s comprehensive capabilities include electrical & lighting, energy solutions, facilities engineering, HVAC & mechanical, janitorial, landscape & turf, mission critical solutions and parking, provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, data centers manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect the current expectations, estimates, or projections of ABM Industries Incorporated (“ABM”), and its subsidiaries (collectively referred to as “ABM,” “we,” “us,” “our,” or the “Company”), concerning future results or events. These statements generally can be identified by the use of forward-looking words or phrases, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “outlook,” “plan,” “predict,” “should,” “target,” or other similar words or phrases. These statements are not guarantees of future performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by these statements. We cannot assure you that any of our expectations, estimates, or projections will be achieved. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements. These factors include, but are not limited to the following: (1) changes to our businesses, operating structure, capital structure, or personnel relating to the implementation of our 2020 Vision strategic transformation initiative may not have the desired effects on our financial condition and results of operations; (2) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks, including the possibility that our risk management and safety programs may not have the intended effect of allowing us to reduce our insurance costs for casualty programs and that our insurance reserves may need to be materially adjusted from time to time; (3) our business success depends on our ability to preserve our long-term relationships with clients; (4) our business success depends on retaining senior management and attracting and retaining qualified personnel; (5) our acquisition strategy may adversely impact our results of operations; (6) our captive insurance company may not generate the benefits that we expect; (7) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (8) increases in costs that we cannot pass on to clients could affect our profitability; (9) we are at risk of losses stemming from accidents or other incidents at facilities in which we operate, which could cause significant damage to our reputation and financial loss; (10) negative or unexpected tax consequences could adversely affect our results of operations; (11) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (12) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (13) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (14) our business may be negatively affected by adverse weather conditions; (15) federal health care reform legislation may adversely affect our business and results of operations; (16) we are subject to business continuity risks associated with centralization of certain administrative functions; (17) our services in areas of military conflict expose us to additional risks; (18) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (19) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (20) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (21) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (22) any future increase in the level of our debt or in interest rates could affect our results of operations; (23) our ability to operate and pay our debt obligations depends upon our access to cash; (24) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (25) impairment of long-lived assets may adversely affect our operating results; (26) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (27) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (28) labor disputes could lead to loss of revenues or expense variations; (29) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; (30) actions of activist investors could be disruptive and costly and could cause uncertainty about the strategic direction of our business; and (31) disasters or acts of terrorism could disrupt services. The list of factors above is illustrative and by no means exhaustive. Additional information regarding these and other risks and uncertainties we face is contained in our Annual Report on Form 10-K for the year ended October 31, 2015 and in other reports we file from time to time with the Securities and Exchange Commission (including all amendments to those reports). We urge readers to consider these risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations as adjusted for items impacting comparability, for the first quarter of fiscal years 2016 and 2015. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before income from discontinued operations, net of income tax benefit, interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the first quarter of fiscal years 2016 and 2015. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

Contact:
Investors Relations:	Susie Choi	Media:	Chas Strong
	(212) 297-9791		(770) 953-5072
	susie.choi@abm.com		chas.strong@abm.com

Financial Schedules

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended January 31,		Increase /
($ in millions, except per share amounts)	2016	2015	(Decrease)
Revenues	$1,268.4	$1,194.5	6.2%
Expenses
Operating	1,146.4	1,073.0	6.8%
Selling, general and administrative	94.8	98.7	(4.0)%
Restructuring and related	7.2	—	100.0%
Amortization of intangible assets	6.4	6.0	6.7%
Total expenses	1,254.8	1,177.7	6.5%
Operating profit	13.6	16.8	(19.0)%
Income from unconsolidated affiliates, net	2.4	1.5	60.0%
Interest expense	(2.7)	(2.7)	—
Income from continuing operations before income taxes	13.3	15.6	(14.7)%
Benefit from (provision for) income taxes	0.3	(1.3)	NM *
Income from continuing operations	13.6	14.3	(4.9)%
Income from discontinued operations, net of income tax benefit	0.4	3.4	(88.2)%
Net income	$14.0	$17.7	(20.9)%
Net income per common share — basic
Income from continuing operations	$0.24	$0.25	(4.0)%
Income from discontinued operations	0.01	0.06	(83.3)%
Net income	$0.25	$0.31	(19.4)%
Net income per common share — diluted
Income from continuing operations	$0.24	$0.25	(4.0)%
Income from discontinued operations	—	0.06	(100.0)%
Net Income	$0.24	$0.31	(22.6)%
Weighted-average common and common equivalent shares outstanding
Basic	56.6	56.4
Diluted	57.1	57.2
Dividends declared per common share	$0.165	$0.160

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended January 31,
(in millions)	2016	2015
Net cash used in operating activities of continuing operations	$(8.2)	$(26.7)
Net cash used in operating activities of discontinued operations	(23.2)	(5.7)
Net cash used in operating activities	$(31.4)	$(32.4)
Purchase of businesses, net of cash acquired	$(81.0)	$0.2
Other	(6.6)	(3.8)
Net cash used in investing activities	$(87.6)	$(3.6)
Proceeds from issuance of share-based compensation awards, net of taxes withheld	$(1.4)	$4.9
Incremental tax benefit from share-based compensation awards	0.5	0.3
Repurchases of common stock	(11.3)	—
Dividends paid	(9.2)	(8.9)
Deferred financing costs paid	(0.1)	(0.3)
Borrowings from line of credit	299.6	226.7
Repayment of borrowings from line of credit	(170.9)	(184.0)
Changes in book cash overdrafts	8.0	—
Repayment of capital lease obligations	(0.3)	(0.6)
Other	4.5	—
Net cash provided by financing activities	$119.4	$38.1

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in millions)	January 31, 2016	October 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$55.9	$55.5
Trade accounts receivable, net of allowances	777.7	742.9
Prepaid expenses	82.2	68.6
Other current assets	37.2	27.0
Total current assets	953.0	894.0
Other investments	30.5	35.7
Property, plant and equipment, net of accumulated depreciation	73.2	74.0
Other intangible assets, net of accumulated amortization	130.3	111.4
Goodwill	910.7	867.5
Deferred income tax asset, net	42.5	34.1
Other noncurrent assets	115.0	114.0
Total assets	$2,255.2	$2,130.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$176.5	$179.1
Accrued compensation	115.8	128.8
Accrued taxes—other than income	40.8	31.6
Insurance claims	91.0	90.0
Income taxes payable	0.7	8.9
Other accrued liabilities	140.4	129.8
Total current liabilities	565.2	568.2
Noncurrent income taxes payable	54.2	53.2
Line of credit	286.7	158.0
Noncurrent insurance claims	301.7	297.4
Other noncurrent liabilities	51.7	46.4
Total liabilities	1,259.5	1,123.2
Total stockholders' equity	995.7	1,007.5
Total liabilities and stockholders’ equity	$2,255.2	$2,130.7

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended January 31,		Increase/
($ in millions)	2016	2015	(Decrease)
Revenues
Janitorial	$685.7	$666.0	3.0%
Facility Services	158.5	156.2	1.5%
Parking	162.0	155.7	4.0%
Building & Energy Solutions	149.8	119.4	25.5%
Other	112.4	97.2	15.6%
Total revenues	$1,268.4	$1,194.5	6.2%
Operating profit
Janitorial	$33.7	$34.4	(2.0)%
Facility Services	5.1	5.9	(13.6)%
Parking	5.0	6.5	(23.1)%
Building & Energy Solutions	6.5	1.2	NM *
Other	1.7	2.6	(34.6)%
Corporate	(35.6)	(32.3)	10.2%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(2.5)	(1.5)	66.7%
Adjustment for tax deductions for energy efficient government buildings, included in Building & Energy Solutions	(0.3)	—	100.0%
Total operating profit	13.6	16.8	(19.0)%
Income from unconsolidated affiliates, net	2.4	1.5	60.0%
Interest expense	(2.7)	(2.7)	—
Income from continuing operations before income taxes	13.3	15.6	(14.7)%
Benefit from (provision for) income taxes	0.3	(1.3)	NM *
Income from continuing operations	13.6	14.3	(4.9)%
Income from discontinued operations, net of income tax benefit	0.4	3.4	(88.2)%
Net income	$14.0	$17.7	(20.9)%

*	Not meaningful

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

($ in millions, except per share amounts)	Three Months Ended January 31,
	2016	2015
Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations
Adjusted income from continuing operations	$21.6	$18.2
Items impacting comparability:
CEO Change(a)	—	(3.2)
Rebranding(b)	—	(0.1)
U.S. Foreign Corrupt Practices Act investigation(c)	—	(0.1)
Onsite realignment	—	(0.7)
Restructuring and related(d)	(7.1)	—
Self-insurance adjustment	(6.0)	—
Acquisition costs	(0.9)	(0.2)
Litigation and other settlements	0.4	(2.3)
Total items impacting comparability	(13.6)	(6.6)
Benefit from income taxes	5.6	2.7
Items impacting comparability, net of taxes	(8.0)	(3.9)
Income from continuing operations	$13.6	$14.3

	Three Months Ended January 31,
	2016	2015
Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$43.7	$38.7
Items impacting comparability	(13.6)	(6.6)
Income from discontinued operations, net of income tax benefit	0.4	3.4
Benefit from (provision for) income taxes	0.3	(1.3)
Interest expense, net(e)	(2.4)	(2.7)
Depreciation and amortization	(14.4)	(13.8)
Net income	$14.0	$17.7

	Three Months Ended January 31,
	2016	2015
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share
Adjusted income from continuing operations per diluted share	$0.38	$0.32
Items impacting comparability, net of taxes	(0.14)	(0.07)
Income from continuing operations per diluted share	$0.24	$0.25
Diluted shares	57.1	57.2

(a) Represents severance and other costs related to the departure of our former CEO.

(b) Represents costs related to the Company's branding initiative.

(c) Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner.

(d) Includes costs for 2020 Vision Transformation Initiative, net of the reversal of certain share-based compensation costs.

(e) Adjusted EBITDA does not include interest income of $0.3 million for certain long term energy contracts, in which case a gross up of both interest income and interest expense is being recorded. Thus, interest expense for the three months ended January 31, 2016, is shown net of interest income of $0.3 million.

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

2016 GUIDANCE

	Year Ended October 31, 2016
	Low Estimate	High Estimate
Reconciliation of Adjusted Income from Continuing Operations per Diluted Share to Income from Continuing Operations per Diluted Share
Previously announced adjusted income from continuing operations per diluted share	$1.30	$1.40
Impact of 2015 and 2016 Work Opportunity Tax Credits reinstatement	0.20	0.20
Revised adjusted income from continuing operations per diluted share(a)	$1.50	$1.60
Adjustments(b)	(0.48)	(0.48)
Income from continuing operations per diluted share(a)	$1.02	$1.12

(a) This guidance excludes any potential benefits associated with certain other discrete tax items.

(b) Adjustments include costs associated with the strategic review and realignment, legal settlements, potential adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.